Exhibit 32.03
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Quarterly Report of Global Macro Trust (the “Trust”) on Form 10-Q for the period ending September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gregg Buckbinder
Gregg Buckbinder
Chief Financial and Operating Officer
Millburn Ridgefield Corporation
Managing Owner, Global Macro Trust
November 13, 2008